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                                                                    Exhibit 23.5


                     Report of Independent Accountants on
                         Financial Statement Schedules

To the Board of Directors of Select Medical Corporation:

Our audits of the consolidated financial statements referred to in our report dated October 26, 2000 appearing in this Registration Statement on Form S-1 also included an audit of the financial statement schedule listed in
Item 16(b) of this Form S-1. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.



/s/ PricewaterhouseCoopers LLP
Harrisburg, Pennsylvania
October 27, 2000